                                                                   Exhibit 10.42

                            FIRST AMENDMENT OF LEASE

            Agreement made as of this 1st day of July, 1987 by and between Grove Street Associates of Jersey City Limited Partnership, a New Jersey limited partnership having an office at 11 Commerce Drive, Crawford, New Jersey 07016 (hereinafter called "Landlord"), and DLJ Securities Corporation, a New York corporation having an office at 120 Broadway, New York, New York 10271 (hereinafter called "Tenant").

                              W I T N E S S E T H

            WHEREAS, Landlord and Tenant have heretofore entered into a Lease, dated July 1, 1987 (the "Lease"), covering certain premises in the building to be constructed by Landlord at Grove Street, Jersey City, New Jersey (the "Building"); and

            WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing, the sum of Ten ($10) Dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and tenant do hereby agree to amend and modify the Lease as follows:

            1. All defined terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

            2. (a) The first sentence of Section 1.02 of the Lease is hereby amended to read in its entirety as follows:

                  "The premises hereby leased to Tenant are a portion of the mezzanine level and the entire 3rd through 10th floors of the Building inclusive, as shown on the floor plans annexed hereto as Exhibit B."

                  (b) The floor plans attached hereto as Exhibit B shall be deemed for all purposes to be Exhibit B to the Lease.

            3. Section 1.04(a)(i)-(iv) is hereby amended to read in its entirety as follows:

            (i) Four Million Five Hundred Thirty-Seven Thousand Five Hundred Forty-Seven and 50/100 ($4,537,547.50) per year ($378,128.96 per month) for the first five years of the term;

            (ii) Five Million Five Hundred Eighty-Five Thousand Five Hundred Seventy-Four and 60/100 ($5,585,574.60) per year ($465,464.55 per month) for the second five years of the term;

            (iii) Six Million Seven Hundred Three Thousand Eight Hundred Sixty
                  and 50/100 ($6,703,860.50) per year ($588,655.04 per month)
                  for the third five years of the term; and

            (iv) Eight Million Forty-Four Thousand Six Hundred Thirty-Two and 60/100 ($8,044,632.60) per year ($670,386.05 per month) for the last five years of the term.

            4. Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate share shall be 47.07%, and that the agreed upon rental square foot area of the Demised Premises shall be deemed to be 292,745 square feet (subject to adjustment as provided for in said Section 5.01(e).

            5. Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 47.59%.

            6. Article 41 of the Lease is amended generally to provide that all references therein to the "10th Floor Space" shall mean the "11th Floor Space" and that all references therein to the "10th Floor Put" shall mean the "11th Floor Put".

            7. Section 41.02 of the Lease is hereby amended to read in its entirety as follows:

            "41.02. In the event Tenant shall duly elect by giving the Election Notice to include the 11th Floor space in the Demised Premise as provided above, then the Fixed Rent shall be increased as of the applicable Effec-tive Date by an amount equal to $653,956.16 per year ($54,496.35 per month) for the period commencing on the fourth (4th) anniversary of the Commencement Date and ending on the day next preceding the Effective Date and thereafter at the per rentable square foot rental rates payable hereunder. The parties agree that the rentable square foot area of the 11th Floor Space shall be deemed to be 35,464 square feet. Tenant's Proportionate Share, as specified in Section 5.01(e) shall be increased by 5.70% (subject to recomputation in accordance with Section 5.01(e) of the Lease) and Tenant's Operational Proportionate Share as specified in Section 5.07(k) shall be increased by 5.76% (subject to recomputation in the event the Building Office Area shall be increased).

            8. Section 41.05 of the Lease is hereby amended to read in its entirety as follows:

            "41.05 In the event that within thirty (30) months after the Commencement Date Landlord has been unable to lease the 11th Floor Space to a third party, Landlord may elect at any time thereafter to send a notice to Tenant (the "11th Floor Put") wherein Landlord directs Tenant to send an Election Notice within thirty (30) days after the date of the 11th Floor Put. In the event that Tenant sends the Election Notice in response to the 11th Floor Put, the effective date for the payment of increased rental in such event (the "Put Rent C.D.") shall be ninety (90) days after the date of the 11th Floor Put and the other provisions of this Article 41 shall be in effect as to the 11th Floor Space and the rental shall be at the rate of (x) $608,916.88 per year ($50,743.07 per month) for the period commencing on the Put Rent C.D. and ending on the day next preceding the third (3rd) anniversary of the Commencement Date;
(y) $631,613.84 per year ($52,634.49 per month) for the period commencing on the third (3rd) anniversary of the Commencement Date and ending on the day next preceding the fourth (4th) anniversary of the Commencement Date; and (z) $653,956.16 per year ($54,496.35 per month) for the period commencing on the fourth (4th) anniversary of the Commencement Date and ending on the day next preceding the Effective Date and thereafter at the per rentable square foot rental rates payable hereunder."

            9. Article 42 of the of the Lease is amended generally to provide that all reference to the "11th Floor" shall mean "12th Floor".

            10. Subsections (vi), (vii) and (viii) of Section 42.04 are hereby amended to read in their entirety as follows:

            "(vi) "Tenant's Proportionate Share", as such term is used in
Section 5.01(e) hereof, shall be 5.82% (subject to recomputation in accordance with Section 5.01(e) of the Lease);

            (vii) "Tenant's Operational Proportionate Share", as such term is used in Section 5.07(k) hereof, shall be 5.88% (subject to recomputation in accordance with Section 5.07(k) of the Lease);

            (viii) The agreed rentable square foot area of the 12th Floor shall be 36,167 square feet;".

            11. Section 42.06 of the Lease is hereby amended to read in its entirety as follows:

            "42.06 Notwithstanding anything contained in Section 42.05 hereof, the 12th Floor Fixed Rent shall in no event be less than an amount equal to (x) $690,066.36 per year ($57,505.53 per month) for the portion of the 12th Floor Term occurring from and after the 5th anniversary of the Commencement Date; (y) $828,224.30 per year ($69,018.69 per month) for the portion of the 12th Floor Term occurring from and after the 10th anniversary of the Commencement Date; and
(z) not less than $993,869.16 per year ($82,822.43 per month) for the portion of the 12th Floor Term occurring from and after the 15th anniversary of the Commencement Date."

            12. Part G of Exhibit C to the Lease is amended to provide that Landlord's Share shall be $5,951,940.00.

            13. Intentionally Omitted.

            14. Except as modified herein, all of the terms and conditions of the Lease, shall remain in full force and effect and, as modified hereby, the Lease is hereby ratified and confirmed in all respects.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment of Lease as of the day and year first above written.

                                        LANDLORD:

                                        GROVE STREET ASSOCIATES OF
                                        JERSEY CITY

                                        By: Grove Street Urban
                                              Renewal Corp., General Partner


                                        By:
                                            ------------------------------------
                                              (Vice) President


                                        TENANT:

                                        DLJ SECURITIES CORPORATION


                                        By:
                                            ------------------------------------
                                            Richard S. Pechter,
                                            Chairman, Financial
                                            Services Group

                                ACKNOWLEDGEMENTS

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 1st day of July, 1987, before me personally came J. D. Demsteakis, to me known to be the individual who executed the foregoing instrument; and, who, being duly sworn by me, did depose and say that he resides at 8400 River Road, North Bergen, New Jersey; that he is the Vice-President of Grove Street Urban Renewal Corp. the corporation described in and which executed the foregoing instrument as the general partner of GROVE STREET ASSOCIATES OF JERSEY CITY, a New Jersey partnership, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and, that he signed his name thereto by like order.


                                                 -------------------------------
                                                          Notary Public

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 1st day of July, 1987, before me personally came Richard S. Pechter, to me known, who being by me duly sworn, did depose and say that he resides at 61 Sutherland, Summit, New Jersey; that he is the Chairman, Financial Services Group of DJL SECURITIES CORPORATION, the corporation described in and which executed the foregoing instrument, as Tenant, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                 -------------------------------
                                                          Notary Public

                           DLJ Securities Corporation
                                  120 Broadway
                            New York, New York 10271

                                             June 19, 1989

Grove Street Associates
    of Jersey City Limited Partnership
c/o Cali Associates
11 Commerce Drive
Cranford, New Jersey 07016

            Re: Lease, First Amendment of Lease and side letter agreement executed in connection therewith, all dated July 1, 1987 (collectively, the "Lease"), by and between Grove Street Associates of Jersey City Limited Partnership, as landlord ("Landlord"), and DLJ Securities Corporation, as tenant ("Tenant"), covering certain premises located at the International Financial Tower, Jersey City, NJ

Gentlemen:

            Reference is made hereby to the Lease. All capitalized and non-capitalized terms used in this letter which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

            As you know, we are in receipt of Landlord's Preliminary Notice, dated February 13, 1989 (the "First Preliminary Notice"), and revised Preliminary Notice, dated May 5, 1989 (the "Revised Preliminary Notice"). The First Preliminary Notice and the Revised Preliminary Notice are hereinafter referred to as the "Landlord Preliminary Notices". In response to the First Preliminary Notice, we delivered to you Tenant's Objection Notice,

Grove Street Associates
  of Jersey City Limited Partnership
June 19, 1989
Page Two


dated March 13, 1989 (the "First Objection Notice"). In response to the Revised Preliminary Notice, we delivered to you a second Tenant's Objection Notice, dated June 2, 1989 (the "Second Objection Notice). The First Objection Notice and the Second Objection Notice are herein referred to as the "Tenant Objection Notices".

            1. During our meetings on March 8, 1989 and May 25, 1989, you advised us that you desire to have Tenant occupy the Demised Premises prior to when the Demised Premises are deemed ready for occupancy pursuant to Article 4 of the Lease and we have advised you that we would be willing to do so under certain conditions more fully hereinafter set forth. Accordingly, this letter shall confirm our agreement that the Lease is hereby modified and supplemented as follows (any conflict between the terms hereof and the terms of the Lease shall be resolved in favor of this letter agreement):

            (i) Landlord estimates that the Delivery Date under the Lease shall be July 14, 1989. Landlord hereby agrees to withdraw the Landlord Preliminary Notices and Tenant hereby agrees to withdraw the Tenant Objection Notices. Landlord and Tenant agree that notwithstanding anything in the Lease to the contrary, Landlord shall not be required to respond to the Second Objection Notice, extend the Delivery Date set forth in the Revised Preliminary Notice or suffer or incur any liability for failure to complete the work set forth in the Tenant Objection Notices on or before July 14, 1989, except as otherwise set forth herein.

            (ii) On or before July 14, 1989, Landlord shall (a) substantially complete construction of the Demised Premises, including the cafeteria seating area and servery, and the Tenant Lobby Space (as hereinafter defined), in accordance with Tenant's Plans,

Grove Street Associates
  of Jersey City Limited Partnership
Page Three
June 19, 1989


                  except that (x) subject to the provisions of subparagraphs (v) and (vi) hereof, Landlord shall use diligent efforts to substantially complete the kitchen facilities and Tenant's Mezzanine "B" Storage Space (exclusive of the cafeteria seating area and servery), the parking garage and the installation of Tenant's Cooling Towers by July 14, 1989 (subject to Tenant delays as set forth in Section 4.02 of the Lease and Part D of Exhibit C to the Lease), and (y) the 10th Floor Space shall be delivered in the condition described in subparagraph (iv) below; and (b) substantially complete the installation of carpeting in the finished portion (referred to as Phase 1) of the Building's main lobby area.

                  Landlord must substantially complete the aforesaid items in the manner herein provided prior to Tenant's acceptance of the Demised Premises. Tenant acknowledges that, subject to the provisions of Section 4.03 of the Lease (as modified hereby), the entire Demised Premises (exclusive of the Data Center, Kitchen facilities, Mezzanine "B" Storage Space and the 10th Floor Space) have been substantially completed in accordance with Tenant's Plans, except for the items set forth on Exhibit A attached hereto (the "Demised Premises Completion List"). In the event of any conflict between the terms of Exhibit [ILLEGIBLE] and the terms of this letter agreement, the terms of this letter agreement shall control. Landlord must substantially complete the items set forth on the Demised Premises Completion List prior to the Actual Delivery Date (as hereinafter defined). In addition to the foregoing:

                        (a) Attached hereto as Exhibit B is a list of incomplete
                  items prepared by Tenant with respect to the Tenant Lobby Space, Mezzanine A Space and Tenant Mezzanine B Space (the "Exhibit B Incomplete Items"). In the event of any conflict between the terms of Exhibit [ILLEGIBLE] and the terms of this letter agreement, the terms of this letter agreement shall control. Landlord agrees to use its best

Grove Street Associates
  of Jersey City Limited Partnership
Page Four
June 19, 1989


                  efforts to continuously proceed with and to substantially complete the Exhibit B Incomplete Items prior to the Actual Delivery Date.

                        (b) Attached hereto as Exhibit C is a list of incomplete
                  items prepared by Tenant with respect to the 4th through 8th floors, inclusive, of the Demised Premises (the "Exhibit C Punch List"). Landlord shall use its diligent efforts to substantially complete the items set forth therein on or before the Actual Delivery Date, except that, Landlord hereby agrees to continuously proceed with and to use its best efforts to complete the Exhibit C Punch List items pertaining to the 8th floor, prior to July 14, 1989, including, without limitation, millwork, painting and spackling in a good and workmanlike manner and free from defects and utilizing normal standards for fine workmanship in the industry.

                  Provided that Landlord shall comply with its obligations pursuant to (a) and (b) above, the completion of the Exhibit B Incomplete Items or the Exhibit C Punch List items shall not be a condition to Tenant's acceptance of the Demised Premises on July 14, 1989. Following the Actual Delivery Date, Landlord shall diligently proceed with the completion of the Exhibit B Incomplete Items and the Exhibit C Punch List Items, as required. Tenant agrees that it will accept the Demised Premises on the Actual Delivery Date notwithstanding the fact that: (1) despite Landlord's diligent efforts, the parking garage servicing the building (the "Garage") has not been substantially completed and no Certificate of Occupancy shall have been obtained therefor; (2) the 10th Floor Space has not been sub-

Grove Street Associates
  of Jersey City Limited Partnership
Page Five
June 19, 1989


                  stantially completed; (3) despite Landlord's diligent efforts, the kitchen facilities (exclusive of the cafeteria seating area and servery) and Tenant's Mezzanine "B" Storage Space have not been substantially completed and no Certificate of Occupancy shall have been obtained therefor; and (4) there shall be a temporary wall erected in a portion of the Tenant Lobby Space taking away not more than 100 square feet (Landlord agrees to remove the temporary wall and install the permanent wall no later than September 15, 1989, all at Landlord's sole cost and expense). The "Actual Delivery Date" shall be (a) the later of (i) July 14, 1989, or (ii) such date on which the Demised Premises are ready for occupancy in accordance with the provisions hereof, or (b) the date on which the Actual Delivery Date would be deemed to have occurred under Section 4.02 of the Lease or under Part D of Exhibit C to the Lease, or (c) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises (exclusive of the Data Center) for business, whichever of (a), (b) or (c) occurs earlier. As used herein, the term "Tenant's Plans" shall be deemed to include the addenda to blue prints dated April 22, 1989.

            (iii) It is expressly understood and agreed by Landlord that, in addition to the conditions precedent to Landlord's delivery of the Demised Premises as set forth in subparagraph (ii) above, Tenant shall not be required to accept delivery of the Demised Premises until after the Data Center Acceptance Date (as hereinafter defined). Tenant shall be deemed to have accepted delivery of the Data Center ("Data Center Acceptance Date") at such time as all Preliminary Instal-

Grove Street Associates
  of Jersey City Limited Partnership
Page Six
June 19, 1989


                  lations and the electrical and mechanical components of Landlord's Supplementary Work with respect to the Data Center are operating within the design conditions for which they were designed for a period of three (3) consecutive weeks. Tenant agrees to commence running and testing of such work upon substantial completion of the Data Center and reasonable assurance that the Data Center can accept such testing. Tenant acknowledges that the Data Center testing has been completed except for the testing of the Data Center cooling system. Tenant agrees that provided Tenant's Cooling Towers are fully installed by June 5th, the testing of the cooling system shall commence on that date. If all Preliminary Installations and the electrical and mechanical components of Landlord's Supplementary Work with respect to the Data Center cooling system operate for a period of twelve consecutive days as evidenced by the acceptance thereof by CFS - DESCO, Inc., Tenant shall be deemed to have accepted the remainder of the Data Center and shall acknowledge same to Landlord.

            (iv) Landlord shall substantially complete the Preliminary Installations with respect to the 10th Floor Space (excepting items (v) and (vi) comprising a portion thereof, but including the installation of lighting in the elevator lobby area of the 10th Floor Space of the same quality as that installed in the 3rd through 9th floors and core bathrooms as per Tenant's Plans (Corian tops in restrooms excepted), and without any upgrade) on or prior to July 14, 1989. In addition, upon receipt and approval of Tenant's Plans for the 10th Floor Space by Landlord and Tenant's delivery of a building permit to Landlord for the construction

Grove Street Associates
  of Jersey City Limited Partnership
Page Seven
June 19, 1989


                  of the 10th Floor Space as shown on Tenant's Plans, Landlord shall diligently commence and substantially complete the 10th Floor Space in accordance with Tenant's Plans and shall upon completion thereof provide to Tenant a Certificate of Occupancy for said Space. Tenant agrees to provide to Landlord Tenant's Plans for the 10th Floor Space on or about August 1, 1989. Tenant acknowledges that no portion of Landlord's Share is allocable to the 10th Floor Space and all Supplementary Work to be performed therein shall be at the sole expense of the Tenant.

            (v) Landlord shall use diligent efforts to substantially complete the Garage, including the installation of the Cooling Towers by July 14, 1989. From and after the Actual Delivery Date and until such time as the Garage shall be substantially completed and available for Tenant's parking, Landlord shall arrange to be provided to Tenant, at Landlord's sole cost and expense, an aggregate of 188 parking spaces (the "Substitute Parking Spaces") at Harborside Financial Center and/or Exchange Place Centre or at such other parking facility designated by Landlord and acceptable to Tenant. To the extent required by the owner or operator of such parking facility, Tenant agrees to execute and to use reasonable efforts to cause its employees to execute such reasonable parking agreement as such owner or operator may require, provided that same does not impose upon Tenant or its employees any liability for the payment of parking fees. Tenant and its employees will observe and comply with all reasonable rules, regulations and procedures required by such owner or operator. The parking spaces shall be located in a manned parking facility which affords (a) 24 hour access

Grove Street Associates
  of Jersey City Limited Partnership
Page Eight
June 19, 1989


                  with respect to no less than fifty (50) of the Substitute Parking Spaces, and (b) access between the hours of 7:00 a.m. and 8:00 p.m. with respect to the balance of the Substitute Parking Spaces. Provided that Tenant receives reasonable assurance that the garage owner or operator maintains garage keepers and liability insurance, in amounts customary for the Jersey City, New Jersey area, Landlord shall have no responsibility or liability for any injury to any person or property by or as a result of the use of any parking facility by Tenant or its employees, whether by theft, collision or otherwise.

                  Section 45.03 of the Lease is modified to reduce the number of Free Spaces from 50 to 40 based upon the tentative calculation that Tenant's mechanical equipment will displace 10 additional spaces beyond the 3 set forth in the Lease. A final calculation and adjustment shall be computed upon completion of the striping plan for the Garage. In addition, Landlord agrees that upon completion of the Garage, the initial parking fee for Tenant's parking spaces (other than the "Free Spaces") shall be $160.00 per month parking space leased by Tenant. Landlord may from time to time modify the parking fee charged to Tenant provided that such rate is in line with current market conditions and is the same rate charged to other tenants in the Building. Tenant may from time to time decrease the number of paid parking spaces leased by Tenant, provided that, at any time during the term of Lease, upon written notice to Landlord that Tenant desires to lease additional parking spaces in the Garage (the "Parking Request Notice"), Tenant shall have the right of first offer, on the terms and conditions hereinafter set forth, with respect to the leasing of any parking space in the Garage, when

Grove Street Associates
  of Jersey City Limited Partnership
Page Nine
June 19, 1989


                  and if same become available for leasing, up to an aggregate of 150 paid parking spaces (in addition to the Free Spaces). If, after receipt of the Parking Request Notice any parking spaces become available for leasing, Landlord shall send written notice thereof to Tenant (the "Parking Availability Notice"), which notice shall specify: (a) the date of expected availability of the parking space(s), and (b) the rate at which Landlord is willing to lease the parking space(s) (said rate shall be in line with current market conditions and shall be the same rate then charged to other tenants in the Building). If Tenant shall desire to exercise the right of first offer with respect to the parking space(s) described in the Parking Available Notice, Tenant shall send Landlord written notice thereof on or before the fifteenth (15) day next succeeding the day upon which Landlord shall have sent the Parking Availability Notice to Tenant and Tenant shall lease such spaces from Landlord on the date of availability of such spaces on the terms set forth in the Parking Availability Notice. In the event Tenant shall fail to respond to the Parking Availability Notice within the time period herein provided or Tenant shall indicate that it does not desire to rent said spaces on the terms contained therein, the Tenant shall have forfeited Tenant's rights to said spaces and Landlord shall be free to lease said spaces and any subsequent spaces which may become available to such party and on such terms as Landlord may determine until Tenant shall deliver another Parking Request Notice to Landlord.

            (vi) Landlord agrees to use diligent efforts to substantially complete the kitchen facility in accordance with Tenant's Plans by July 14, 1989. For a period of

Grove Street Associates
  of Jersey City Limited Partnership
Page Ten
June 19, 1989


                  ten (10) days following substantial completion of the kitchen facility by Landlord in accordance with Tenant's Plans (including issuance of a Certificate of Occupancy for the kitchen facility, together with evidence of the issuance of all required permits applicable to all Preliminary Installations and Landlord's Supplementary Work with respect to the kitchen facility, including health, fire and safety, but specifically excluding licenses or permits applicable to the operator or operation of the kitchen facility), and provided that the Actual Delivery Date shall have occurred, Landlord shall reimburse Tenant for amounts actually incurred or accrued by Tenant under the catering contract to provide catered meals to Tenant's employees working at the Demised Premises. The total cost of such meals shall not exceed $4,402 per day. Landlord hereby approves the selection of Corporate Food Service to provide Tenant's catering and the form of catering contract attached hereto as Exhibit D.

            (vii) Landlord shall use diligent efforts to substantially complete the sidewalks surrounding the Building (excluding the sidewalks within twenty-five (25 )feet of the PATH station stairwell which shall be completed by October 1, 1989) by August 1, 1989. Prior to completion of the sidewalks, Landlord shall maintain, at its own expense, the covered construction walkway currently running west from the entrance of the building to the southeast corner of Grove Street and Christopher Columbus Avenue. Landlord shall coordinate with Tenant the closing of Wayne Street as may be required to complete the sidewalk construction so as not to unreasonably

Grove Street Associates
  of Jersey City Limited Partnership
Page Eleven
June 19, 1989


                  interfere with Tenant's use of its loading dock.

           (viii) Landlord shall reimburse Tenant for amounts actually incurred or accrued by Tenant on account of Tenant's Equipment and Related Costs (as hereinafter defined), for the period from April 15, 1989 through May 31, 1989, up to a maximum amount equal to the first Six Hundred Thousand ($600,000) Dollars of costs so incurred or accrued. As used herein, "Tenant's Equipment and Related Costs" shall mean costs attributable to
                  (a) cleaning and providing security guards with respect to the Demised Premises, (b) the repair of damage to the furniture and equipment heretofore delivered to the Demised Premises,
                  (c) extending the computer and equipment leases at the 120 Broadway Premises (as hereinafter defined), and (d) keeping Tenant's voice and data communication system activated at the Demised Premises.

            (ix) Landlord shall reimburse Tenant for amounts actually incurred or accrued by Tenant on account of Tenant's Equipment and Related Costs for the period from June 1, 1989 through June 30, 1989, up to a maximum amount equal to the first Six Hundred Thousand ($600,000) Dollars of costs so incurred or accrued. Tenant hereby acknowledges that, provided that the Actual Delivery Date shall occur or be deemed to occur on or before July 14, 1989, Landlord shall have no obligation to reimburse Tenant for amounts incurred or accrued by Tenant on account of Tenant's Equipment and Related Costs for the period from July 1, 1989 through July 14, 1989.

Grove Street Associates
  of Jersey City Limited Partnership
Page Twelve
June 19, 1989


            2. Landlord and Tenant hereby agree that subject to the rent abatement provisions hereinafter provided, the Rent Commencement Date shall be forty seven (47) days following the Actual Delivery Date (said forty seven
(47) day period being herein referred to as "Tenant's Free Rent Period"). Notwithstanding the foregoing, Landlord has requested that Tenant commence the payment of fixed rent on the date that Landlord's permanent mortgage is placed on the Property notwithstanding that such date may occur during Tenant's Free Rent Period. Tenant hereby agrees to the foregoing on the condition that if the Rent Commencement Date shall occur prior to the expiration of Tenant's Free Rent Period, then on the Rent Commencement Date Landlord shall pay to Tenant an amount equal to the fixed rent abatement for the remainder of Tenant's Free Rent Period. For purposes of the preceding sentence, the parties hereby agree that Tenant's Free Rent Period has a cash equivalent of $607,199.71. Notwithstanding the foregoing, and in addition to the rent concession period described in Paragraph 4 below, Tenant shall be entitled to a rent abatement equal to one (1) day's fixed rent for each day after August 1, 1989 that Landlord fails to substantially complete installation of the Tenant's Cooling Towers in accordance with Tenant's Plans. (Subject to Tenant delays as set forth in Section 4.02 of the Lease and Part D of Exhibit C to the Lease) The remedies set forth in this letter supersede all the remedies specifically set forth in the Lease for Landlord's failure to complete the Demised Premises by the Delivery Date, including, without limitation, the remedies set forth in Section 3.01(c) and 4.01 of the Lease, but Tenant specifically retains the right to bring an action for specific performance to enforce Landlord's obligation to complete the Demised Premises and the Building in accordance with the provisions of the Lease as modified by this letter.

            3. All sums payable by Landlord pursuant to subparagraphs (vi),
(viii) or (ix) of Paragraph 1 hereof or payable by Landlord pursuant to Paragraph 7 hereof, shall be paid to Tenant within thirty (30) days of receipt by Landlord of a statement setting forth: (a) the amount actually paid by Tenant or then due and owing by Tenant in accordance with Tenant's contractual obligations therefor and for which Tenant is seeking payment and the item and period to which such statement relates, and (b) that Tenant approves the payment of the amounts set forth

Grove Street Associates
  of Jersey City Limited Partnership
Page Thirteen
June 19, 1989


in the applicable statement. Each statement submitted by Tenant pursuant to the provisions of this Paragraph 3 shall be accompanied by vendor invoices or other supporting evidence with respect thereto.

            4. Landlord hereby acknowledges that Tenant has prepaid the sum of Three Hundred Thirty Three Thousand Nine Hundred Ninety Four ($333,994) Dollars towards the first month's "fixed rent", which prepaid rent shall apply to the first month of the lease term, as measured from the Rent Commencement Date, but Tenant shall nevertheless pay such additional rent as is reserved under the Lease. Tenant agrees to promptly pay to Landlord the remainder of the first month's rent for the Demised Premises upon delivery by Landlord of an invoice therefor. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby acknowledge and agree that DLJ shall be obligated to pay only one-half of the "fixed rent" provided for in the Lease with respect to the entire Demised Premises (including the portions thereof leased to Tenant pursuant to the provisions of Paragraph 6 hereof), for each of the second through seventh months, inclusive, of the lease term, as measured from the Rent Commencement Date, but Tenant shall nevertheless pay such additional rent as is reserved under the Lease. The foregoing rent concession period shall be in lieu of the free rent period described in Paragraph 2 of the July 1st Letter Agreement (as hereinafter defined).

            5. Except as hereby modified, Landlord hereby confirms its obligations under Paragraph 3 of that certain letter agreement, dated July 1, 1987 (the "July 1st Letter Agreement"), between Landlord and Tenant relating the 120 Broadway Lease (as defined in the July 1st Letter Agreement). Landlord and Tenant hereby agree to modify the July 1st Letter Agreement as follows:

            (i) In the event that the Actual Delivery Date shall occur or be deemed to have occurred on or before July 14, 1989, Landlord and Tenant agree that Tenant shall have until July 31, 1989 to surrender and vacate its leased premises at 120 Broadway, New York, New York (the "120 Broadway Premises") and Landlord shall be responsible for the

Grove Street Associates
  of Jersey City Limited Partnership
Page Fourteen
June 19, 1989


                  excess rental charges therefor in accordance with the July 1st Letter Agreement up to and including July 31, 1989, but not thereafter whether or not Tenant shall have vacated or surrendered said premises, and

            (ii) In the event that the Actual Delivery Date shall occur after July 14, 1989, Landlord and Tenant agree that Tenant shall have four (4) weeks from the Actual Delivery Date to surrender and vacate its 120 Broadway Premises, and Landlord shall be responsible for the excess rental charges therefor in accordance with the July 1st Letter Agreement up to and including said four (4) week period, but not thereafter whether or not Tenant shall have vacated or surrendered said premises.

            6. Subject to the terms and conditions contained in the Lease (as modified hereby), Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the following additional premises at the Building (a) those portions of the lobby level of the Building indicated by cross-hatching on the floor plan annexed hereto as Exhibit E (the "Tenant Lobby Space"), and (b) the portion of the mezzanine level B indicated by cross hatching on the floor plan annexed hereto as Exhibit F (the "Tenant Mezzanine B Space"). With respect to the Tenant Lobby Space, Landlord and Tenant hereby agree that (a) the rentable square foot area of the Tenant Lobby Space shall be deemed to be 4,800 rentable square feet,
(b) the rental payable for the Tenant Lobby Space throughout the term of the Lease shall be computed at the rate of $20.00 per square foot for years 1-5 only; $24.62 per square foot for years 6-10; $29.55 per square foot for years 11-15; and $35.45 per square foot for years 16-20, (c) Tenant's Proportionate Share shall be increased by 0.77% and Tenant's Operational Proportionate Share shall be increased by 0.78%, (d) $150,000.00 of the Work Cost over the original Landlord's Share for the Tenant Lobby Space shall be borne by Landlord, and (e) the provisions of Section 9.13 of the Lease shall not apply to

Grove Street Associates
  of Jersey City Limited Partnership
Page Fifteen
June 19, 1989


any proposed subletting of all or any portion of the Tenant Lobby Space. In addition to the foregoing, in the event that Tenant shall cease using all or any material portion of the Tenant Lobby Space in connection with the operation of Tenant's business for a period of 120 consecutive days (any cessation of use based upon casualty or other damage excepted), then upon thirty (30) days prior written notice to Tenant, Landlord shall have the right, upon the terms provided herein, to terminate the Lease with respect to that portion of the Tenant Lobby Space in which Tenant has ceased operations. If Landlord shall deliver to Tenant the notice described in the preceding sentence, and provided that Tenant does not resume the use of the affected portion of the Tenant Lobby Space within the prescribed thirty (30) day period, the Lease shall terminate with respect to the affected portion of the Tenant Lobby Space effective as of the thirtieth (30th) day next succeeding the day upon which Landlord shall have delivered the notice of termination to Tenant. If the Landlord exercises its option to terminate the Lease with respect to all or a portion of the Tenant Lobby Space, the parties agree that (i) Tenant's right to use and occupy the remainder of the Demised Premises shall be unaffected by any such termination, (ii) effective as of the date of termination, the fixed rent and additional rent with respect to the Tenant Lobby Space shall be adjusted, based upon the proportion that the rentable area of the Tenant Lobby Space remaining bears to the total rentable area of the Tenant Lobby Space, and (iii) Landlord shall, at no expense to Tenant, make such alterations as may be reasonably required to physically separate that portion of the Tenant Lobby Space affected by the termination from the balance of the Tenant Lobby Space, in compliance with any laws and requirements of any public authorities relating to such separation. In addition, with respect to the Work Cost for the HVAC system servicing the Tenant Lobby Space and Mezzanine A, Landlord shall bear an additional $35,000.00 of the Work Cost over the original Landlord's Share for the Tenant Lobby Space and an additional $25,000.00 of the Work Cost over the original Landlord's Share for Mezzanine A. With respect to the Tenant Mezzanine B Space, Landlord and Tenant hereby agree that (x) the rentable square foot area of the Tenant Mezzanine B Space shall be deemed to be 8,194 rentable square feet (y) the rental payable for

Grove Street Associates
  of Jersey City Limited Partnership
Page Sixteen
June 19, 1989


the Tenant Mezzanine B Space throughout the term of the Lease shall be computed at the rate of $10.00 per square foot for years 1-5 only; $12.31 per square foot for the years 6-10; $14.77 per square foot for years 11-15; and $17.73 per square foot for years 16-20, and (z) there shall be no increase in Tenant s Proportionate Share or Tenant's Operational Proportionate Share as a result of Tenant's leasing of the Tenant Mezzanine B Space.

            7. In the event that the Actual Delivery Date shall not have occurred or be deemed to have occurred on or before July 14, 1989, Landlord shall indemnify Tenant for any additional costs actually incurred or accrued by Tenant for Tenant's Equipment and Related Costs up to a maximum amount equal to Eight Hundred Thousand ($800,000) Dollars per month. Such indemnity shall cover the period from July 1, 1989 until the Actual Delivery Date.

            8. Until the Tenant's Cooling Towers have been completed and are in operation, Tenant shall have the right to use the water towers servicing the Building, free of charge, for Tenant's cooling systems and for such period Landlord shall to the extent required by Landlord's or Tenant's union contracts with respect to the operation of Landlord's or Tenant's cooling systems, as the case may be, provide operating and/or standby engineers, at Landlord's expense, to monitor the Landlord's equipment in the base building system and Tenant's equipment used in diverting water from the water tower servicing the Building to Tenant's cooling system. For such period, Tenant's Cooling Towers shall serve as a back-up to Landlord's Cooling Towers and Landlord shall, at its expense, provide such manpower to enable Tenant's Cooling Towers to be activated in the event of a failure of Landlord's Cooling Towers. Upon completion of the installation of the Tenant's Cooling Towers, (a) Tenant shall have the right to non-exclusive use of up to 400 tons of cooling tower capacity as maybe available in Landlord's mechanical penthouse as a back-up system to Tenant's water cooling system, and the connection for same shall be made by Landlord at Landlord's expense and (b) Tenant shall pay

Grove Street Associates
  of Jersey City Limited Partnership
Page Seventeen
June 19, 1989


to Landlord a fee for such usage based on the actual costs incurred by Landlord for the water consumed by Tenant, treatment of such water, maintenance of the system and utilities. Tenant acknowledges that prior to the execution and delivery hereof, Landlord has cause the P-11 water pump servicing Tenant's water cooling system to be connected to Tenant's P-1 or P-2 water pumps to provide back up protection against equipment failure.

            9. In addition to the fixed rent abatement provided for in Paragraph 2 above, Tenant shall be entitled to an abatement of one day's total garage parking fees actually payable by Tenant for each day after September 1, 1989 that Landlord fails to substantially complete the entire Lobby area of the Building and all sidewalks surrounding the Building (exclusive of the area surrounding the PATH stairwell).

            10. As soon as reasonably practicable following the Actual Delivery Date, Landlord shall deliver to Tenant a detailed written accounting of Landlord's computation of the Tenant's Share of all Work Costs incurred by Landlord through the date of such accounting and for which Landlord is seeking reimbursement from Tenant (the "Landlord's Accounting Statement"). The parties agree to use their best efforts to resolve any disputes relative to amounts due to Landlord as set forth on Landlord's Accounting Statement within thirty (30) days following Tenant's receipt thereof. Within sixty (60) days following Tenant's receipt of the Landlord's Accounting Statement, Tenant agrees to pay to Landlord such amounts as the parties mutually determine to be due and owing by Tenant. The parties specifically retain their respective rights under the Lease in the event that the parties shall fail to resolve any dispute with respect to the Landlord's Accounting Statement.

            11. Section 4.03 of the Lease is modified to reduce from ninety (90) days to thirty (30) days the period within which Tenant shall give to Landlord the notice specified in said Section 4.03. Except as modified hereby, the provisions of Section 4.03 of the Lease shall apply with respect to the taking of possession of the Demised Premises by Tenant and the condition thereof.

Grove Street Associates
  of Jersey City Limited Partnership
Page Eighteen
June 19, 1989


            12. Promptly following the Actual Delivery Date the parties shall enter into a confirmation agreement setting forth (a) the Actual Delivery Date,
(b) the rent commencement date, (c) the entire Demised Premises, (d) the fixed rents payable with respect to the entire Demised Premises, (e) Tenant's Proportionate Share and Tenant's Operational Proportionate Share with respect to the entire Demised Premises, and (f) the parking charges with respect to Tenant's spaces (other than the Free Spaces) at the Garage. If the parties cannot agree as to item (a) above, such date shall be determined by arbitration in the manner provided in Article 34 of the Lease. In addition, if requested by Landlord, following the date hereof prior to the Actual Delivery Date, Tenant shall join in the execution of confirmatory agreement with respect to items (c) through (f) above, inclusive.

            13. Attached hereto as Exhibit G is a copy of the Certificate of Occupancy delivered by Landlord to Tenant with respect to the Demised Premises.

            14. The provisions hereof shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns.

            15. Except as amended hereby, the Lease shall remain in full force and effect.

            16. The terms and provisions of this letter agreement may not be changed orally but only by a written agreement signed by the parties hereto.

Grove Street Associates
  of Jersey City Limited Partnership
Page Nineteen
June 19, 1989


            If the foregoing accurately reflects our understanding, kindly execute the enclosed copy of this letter, where indicated, and return same to the undersigned.

                                        Very truly yours,

                                        DLJ Securities Corporation


                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            (Vice) President

ACCEPTED AND AGREED TO
THIS 19 DAY OF JUNE, 1989:

GROVE STREET ASSOCIATES OF JERSEY
  CITY LIMITED PARTNERSHIP

By: GROVE STREET URBAN RENEWAL
    CORPORATION, a corporation,
    General Partner


    By: /s/ Edward Leshowitz
        --------------------------------
        Edward Leshowitz, Vice President


    By: /s/ James D. Demetrakis
        --------------------------------
        James D. Demetrakis, Secretary

                           DLJ Securities Corporation
                                  120 Broadway
                               New York, NY 10271

                                          June 19, 1989

Grove Street Associates of
  Jersey City Limited Partnership
c/o Cali Associates
11 Commerce Drive
Cranford, NJ 07106

            Re: Letter Agreement, dated June 11, 1989 (the "Letter Agreement"), with respect to that certain Lease, dated July 1, 1987, as amended, by and between Grove Street Associates of Jersey City Limited Partnership, as landlord ("Landlord"), and DLJ Securities Corporation, as tenant ("Tenant"), covering certain premises located at the building known as International Financial Tower, Jersey City, New Jersey

Gentlemen:

      Reference is hereby made to the Letter Agreement. This letter shall confirm our understanding that notwithstanding anything to the contrary contained in subsection (iii) of Paragraph 1 of the Letter Agreement, Tenant agrees that in the event Tenant's cooling towers are not operable by July 14, 1989, and provided that Landlord has otherwise complied with its obligations under the Letter Agreement, Tenant will accept delivery of the Demised Premises (as defined in the Letter Agreement) utilizing Landlord's cooling towers. The foregoing Agreement is made on the express condition that:

Grove Street Associates of
  Jersey City Limited Partnership
June 19, 1989
Page Two


            1. The Landlord's cooling towers remain in continuous operation between the date hereof and Tenant's actual move-in date; and

            2. The Landlord makes every effort to complete Tenant's cooling towers by July 14, 1989 and to allow Tenant adequate time to test Tenant's entire cooling and related electrical system by said date.

            Except as provided herein, the terms and conditions of the Letter Agreement shall remain in full force and effect.

            If the foregoing accurately reflects our understanding, kindly execute the enclosed copy of this letter where indicated and return same to undersigned.

                                        Very truly yours,

                                        DLJ Securities Corporation


                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            [ILLEGIBLE]

ACCEPTED AND AGREED TO
this 10th day of June, 1989:

Grove Street Associates of
  Jersey City Limited Partnership

By: Grove Street Urban Renewal Corp.,
      a general partner


    By: /s/ Edward Leshowitz
        -----------------------------
        Name:  Edward Leshowitz
        Title: President

    By: /s/ James D. Demetrakis
        -----------------------------
        Name:  James D. Demetrakis
        Title: Secretary

                                        Prepared by:


                                        /s/ Rosemary Catanzaro
                                        ----------------------------------------
                                        Rosemary Catanzaro
                                          Skadden, Arps, Slate,
                                        Meagher & Flom
                                        919 Third Avenue
                                        New York, NY 10022

                         FIRST AMENDMENT TO MEMORANDUM
                                    OF LEASE


      This First Amendment to Memorandum of Lease is made as of this 19th day of June, 1989, by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP, a New Jersey limited partnership, having an office at 11 Commerce Drive, Cranford, New Jersey 07016 ("Landlord") and DLJ SECURITIES CORPORATION, a New York corporation, having an office at 120 Broadway, New York, New York 10271 ("Tenant").

                              W I T N E S S E T H :

            WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease, as amended by First Amendment and side letter agreement, all dated July 1, 1987 (collectively, the "Original Lease"), a memorandum of which was duly recorded on 5th day of August, 1987, in the Office of the Register of Deeds, Hudson County, New Jersey in Book 3783 at Page 076 (said memorandum being herein referred to as the "Memorandum of Lease"), by the terms of which Original Lease Landlord leased to Tenant certain demised premises (the "Original Demised Premises") more particularly described in Memorandum of Lease, which consists of a portion of the building (the "Building") located on the land more particularly described in Exhibit "A" annexed hereto and made a part hereof;

            WHEREAS, pursuant to the provisions of that certain letter agreement, dated June 19, 1989 (the Original Lease as amended by said letter agreement is hereinafter collectively referred to as the "Lease"), Landlord has leased to Tenant certain additional premises at the Building consisting of a portion of the lobby level of the Building and a portion of mezzanine level B of the Building (collectively, the "Additional Premises"); and

            WHEREAS, the parties desire to amend the Memorandum of Lease to reflect the leasing of the Additional Premises by Tenant (the Original Demised Premises and the Additional Premises are hereinafter collectively referred to as the "Demised Premises").

            NOW THEREFORE, for and in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration in hand paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant confirm, agree and amend the Memorandum of Lease as follows:

            1. Description of Demised Premises

            The description of the Original Demised Premises, which is annexed to the Memorandum of Lease as Exhibit "A", shall be of no further force or effect and lieu thereof, the description of the Demised Premises which is attached hereto as Exhibit "B" shall be deemed to be Exhibit A to the Memorandum of Lease.

            2. Memorandum of Lease in Full Force and Effect.

            Except as amended hereby, the Memorandum of Lease shall remain in full force and effect.

            IN WITNESS WHEREOF, Landlord and Tenant have each signed this First Amendment to Memorandum of Lease as of the 19th day of June, 1989.

                                        GROVE STREET ASSOCIATES
                                          OF JERSEY CITY LIMITED
                                          PARTNERSHIP, Landlord


                                        By: Grove Street Urban
                                              Renewal Corp., General
                                                Partner

                                            By: /s/ Edward Leshowitz
                                                --------------------------------
                                                (Vice) President
                                            Name: Edward Leshowitz


                                        DLJ SECURITIES CORPORATION,
                                                            Tenant

                                        By: /s/ Alton C. Jones
                                            ------------------------------------
                                            Senior Vice President
                                        Name: Alton C. Jones

                                ACKNOWLEDGEMENTS

STATE OF NEW JERSEY     )
                        )     ss.:
COUNTY OF UNION         )

            On the 10th day of July, 1989, before me personally came Edward Leshowitz, to me known to be the individual who executed the foregoing instrument; and, who, being duly sworn by me, did depose and say that he resides at 11 Commerce Dr., Cranford;* that he is a (Vice) President of Grove Street Urban Renewal Corp., the corporation described in and which executed the foregoing instrument as the general partner of GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP, a New Jersey limited partnership, as Landlord, and that he signed his name thereto by order of the Board of Directors of said corporation.

*     New Jersey

                                        /s/ Juliana Boczon
                                        ----------------------------------------
                                                      Notary Public

                                                        JULIANA BOCZON
                                                 NOTARY PUBLIC OF NEW JERSEY
                                              My Commission Expires May 18, 1991

STATE OF NEW JERSEY     )
                        ) ss.:
COUNTY OF HUDSON        )

            On this 10th day of July, 1989, before me personally came Alton
C. Jones, to me known, who being by me duly sworn, did depose and say that he resides in ONE-PERSHING PLAZA*, that he is a Senior Vice President of DLJ SECURITIES CORPORATION, the corporation described in and which executed the foregoing instrument, as Tenant, and that he signed his name thereto by order of the Board of Directors of said corporation.

*     Hudson, New Jersey


                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------

                                        ATTORNEY-AT-LAW of
                                        THE STATE OF NEW JERSEY

                                  EXHIBIT "A"

                            DESCRIPTION OF THE LAND

            BEGINNING at a point on the southerly right-of-way line of Grove Street where the northerly right-of-way line of Wayne Street intersects it, as shown on a map entitled "Boundary and Topographic Survey, Grove Street Property, Block 203, Lots 1 Thru 27, Jersey City, Hudson County, N.J.," Sheet 1 of 1, prepared by Azzolina & Feury Engineering Co., and dated December 5, 1985.

            1) N. 37(degree)-45' E, 210.00 feet along the southerly line of Grove Street to the southerly line of Christopher Columbus Drive; thence,

            2) Along the southerly line of Christopher Columbus Drive, S 52(degree)-15'-00" E, 308.62 feet to the westerly line of Newark Avenue; thence,

            3) Along the westerly line of Newark Avenue, S 25(degree)-36'-37" E, 135.44 feet to the northerly line of Henderson Street; thence,

            4)    Along the northerly line of Henderson Street, S
                  64(degree)-23'-33" W, 167.00 feet to the northerly line of Wayne Street; thence,

            5) Along the northerly line of Wayne Street, N 52(degree)-15'-W, " W, 355.00 feet to the point of beginning.

            The above described area encompasses Block 203, Lots 1 through 27, on the Tax Map of the City of Jersey City.

                                  EXHIBIT "B"

                                DEMISED PREMISES

            Part of the lobby level, mezzanine level, mezzanine level B and the entire 3rd through the 10th floors of the Building inclusive, together with all fixtures and equipment which at the commencement, or during the term, of the Lease are thereto attached, except items not deemed to be included therein and removable by Tenant as provided in Article 14 of the Lease.